Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fernando Tracanella as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with the registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on Form F-1 of Cnova N.V. (File No. 333-196521) initially submitted to the Securities and Exchange Commission (the “Commission”) on June 4, 2014, including to sign in the name and on behalf of the undersigned, such registration statement and any and all amendments thereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jean-Jacques Charhon	Chief Financial Officer	August 7, 2014
Jean-Jacques Charhon

/s/ Ronaldo Iabrudi dos Santos Pereira	Director	August 7, 2014
Ronaldo Iabrudi dos Santos Pereira